                                                                   Exhibit 10.15


                           RIVERVIEW BUILDING COMPLEX
                   245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS


                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                     EOP-RIVERVIEW/245 FIRST STREET, L.L.C.,
                      a Delaware limited liability company
                                  ("LANDLORD")

                                       AND

                           ENGAGE TECHNOLOGIES, INC.,
                             a Delaware corporation
                                   ("TENANT")

                                TABLE OF CONTENTS

I. Basic Lease Information....................................................1

II. Lease Grant...............................................................4

III. Adjustment of Commencement Date; Possession..............................4

IV. Rent......................................................................4

V. Compliance with Laws; Use..................................................9

VI. Security Deposit..........................................................9

VII. Services to be Furnished by Landlord....................................10

VIII. Leasehold Improvements.................................................11

IX. Repairs and Alterations..................................................12

X. Use of Electrical Services by Tenant......................................13

XI. Entry by Landlord........................................................14

XII. Assignment and Subletting...............................................14

XIII. Liens..................................................................16

XIV. Indemnity and Waiver of Claims..........................................17

XV. Insurance................................................................17

XVI. Subrogation.............................................................18

XVII. Casualty Damage........................................................18

XVIII. Condemnation..........................................................19

XIX. Events of Default.......................................................20

XX. Remedies.................................................................20

XXI. Limitation of Liability.................................................21

XXII. No Waiver..............................................................21

XXIII.  Quiet Enjoyment......................................................21

XXIV. Relocation.............................................................22

XXV. Holding Over............................................................22

XXVI. Subordination to Mortgages; Estoppel Certificate.......................22

XXVII. Attorneys' Fees.......................................................23

XXVIII. Notice...............................................................23

XXIX. Excepted Rights........................................................23

XXX. Surrender of Premises...................................................23

XXXI. Miscellaneous..........................................................24

XXXII. Entire Agreement......................................................25


                                      -2-
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                             OFFICE LEASE AGREEMENT

     This Office Lease Agreement (the "Lease") is made and entered into as of the 19th day of June 2000, by and between EOP-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company ("Landlord") and ENGAGE TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

I.   Basic Lease Information.

     A.   "Property" shall mean the buildings, Common Areas, as defined in
          Section II of this Lease, serving such buildings (including, at Landlord's discretion, the garage and other improvements serving the Buildings, if any) and the parcel(s) of land on which the Buildings are located which are located at 245 Riverview, Cambridge, Massachusetts. The Property contains two (2) buildings, each being referred to herein as a "Building, now known as Riverview I and Riverview II.

     B. "Rentable Square Footage" for each Building is deemed to be as follows:

                  Riverview I:      109,020 square feet
                  Riverview II:     147,700 square feet
                                    -------
                  Total:            256,720 square feet

     C. "Premises" shall mean the area shown on Exhibit A to this Lease. The Premises are divided into Area A and Area B. Area A is located on floor eighteen of Riverview I and is known as suite number(s) . Area B is located on floor one of Riverview I and is known as suite number(s)
               . The "Rentable Square Footage of the Premises" is deemed to be 16,905 square feet for Area A and 15,548 square feet for Area B. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Buildings and the Rentable Square Footage of the Premises are correct and shall not be remeasured. Whenever the term "Building" is used in this Lease, such term shall be deemed to refer to Riverview I.

     D.   "Base Rent":

          Area A

                                  Annual Rate       Annual         Monthly
          Period                 Per Square Foot   Base Rent      Base Rent
          ------                 ---------------   ---------      ---------
          Commencement Date in      $50.00        $845,250.00     $70,437.50
          respect of Area A -
            January 31, 2006

          Area B

                                  Annual Rate       Annual         Monthly
          Period                Per Square Foot    Base Rent      Base Rent
          ------                ---------------    ---------      ---------
          February 1, 2001 -        $41.00        $637,468.00     $53,122.34
           January 31, 2002
          February 1, 2002 -        $41.50        $645,242.00     $53,770.17
           January 31, 2003
          February 1, 2003 -        $42.00        $653,016.00     $54,418.00
           January 31, 2004

          February 1, 2004 -        $42.50        $660,790.00     $55,065.84
           January 31, 2005
          February 1, 2005 -        $43.00        $668,564.00     $55,713.67
           January 31, 2006

     E.   "Tenant's Pro Rata Building Share":
                        Area A:  15.51%
                        Area B:  14.26%

          "Tenant's Pro Rata Property Share":
                        Area A:  6.58%
                        Area B:  6.07%

     F.   "Building Base Year" (i.e., for "Building Expenses"): Calendar year
          2000

          "Common Area Base Year" (i.e., for "Common Area Expenses"): Calendar year 2000

          "Tax Base Year": Fiscal year 2001 (i.e., July 1, 2000 - June 30, 2001)

     G.   "Term":

          Area A:   A period of approximately 67 months. The Term shall commence on the Commencement Date in respect of Area A (as hereinafter defined) and, unless terminated early in accordance with this Lease, end on January 31, 2006 (the "Termination Date"). The Commencement Date in respect of Area A shall be one (1) day after the Current Tenant of Area A vacates Area A, which is anticipated to be between April 1, 2000 and July 1, 2000. If the Commencement Date in respect of Area A is prior to July 1, 2000, then Landlord shall give Tenant thirty (30) days' notice of the Commencement Date in respect of Area A. Promptly after the determination of the Commencement Date in respect of Area A, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C.

          Notwithstanding the foregoing, if the Commencement Date in respect of Area A does not occur by October 1, 2000 (the "Area A Outside Date"), Tenant, as its sole remedy, may terminate this Lease with respect to both Area A and Area B by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) Business Days after the Area A Outside Date; and (ii) the Commencement Date in respect of Area A. In such event, this Lease shall be deemed null and void and of no further force and effect as of the date of Tenant's notice (the "Notice Termination Date") and Landlord shall promptly refund any prepaid rent for periods after the Notice Termination Date and Security Deposit previously advanced by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that the Area A Outside Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure.

          Area B:   A period of 60 months. The Term shall commence on the
          February 1, 2001 and, unless terminated early in accordance with this Lease, end on January 31, 2006 (the "Termination Date").

     H. Tenant allowance(s): (describe the type and amount of allowance(s), if any, and the section(s) where any allowances are defined): None.

     I. "Security Deposit": $1,112,038.56, subject to reduction pursuant to the terms of Section VI.C.

     J.   "Guarantor(s)": None.

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

     K.   "Broker(s)": CRF Partners, Inc.

     L. "Permitted Use": Executive and general offices, including computer and data rooms ancillary thereto, for the transaction of Tenant's business.

     M.   "Notice Addresses":

          Tenant:

          On and after the Commencement Date, notices shall be sent to Tenant at the Premises with copies to the addresses set forth below. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

          Tenant:                                         With copies to:

          Engage Technologies, Inc.              CMGI, Inc.
          100 Brickstone Square, 1st Floor       100 Brickstone Square
          Andover, Massachusetts 01810           Andover, Massachusetts 01810
          Attn:  General Counsel                 Attn:  General Counsel

                                                 Hale and Dorr LLP
                                                 60 State Street
                                                 Boston, Massachusetts  02109
                                                 Attn:  Pamela Coravos, Esq.

          Landlord:                              With a copy to:

          EOP-245 First Street, L.L.C.           Equity Office Properties
          c/o Equity Office Properties           Two North Riverside Plaza
          245 First Street                       Suite 2200
          Cambridge, Massachusetts 02142         Chicago, Illinois 60606
          Attention:  Building Manager           Attention:  Northeast Regional
                                                 Counsel


          Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address:

                      EOP Operating Limited Partnership,
                      as Agent for EOP-Riverview/245 First Street, L.L.C. P.O. Box 30376
                      Hartford, Connecticut 06150-0376

     N. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

     O. "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as Exhibit D. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, the occurrence of the Commencement Date shall not be conditioned upon the performance of work by Landlord and, accordingly, Section III.A. shall not be applicable to the determination of the Commencement Date.

     P. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

     Q. "Normal Business Hours" for the Building are 8:00 A.M. to 6:00 P.M. on Business Days and 9:00 A.M. to 12:00 P.M. on Saturdays.

     R. "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

     S.   "Fiscal Year" means the period July 1 to June 30.

II.  Lease Grant.

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

III. Adjustment of Commencement Date; Possession.

     A.   Intentionally Omitted

     B. Subject to Landlord's obligations under Section IX.B. and Landlord's obligation to deliver the Premises broom clean and free of all property of any predecessor tenant, the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that except as expressly set forth herein, there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. The Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party, and the Termination Date, at the option of Tenant or Landlord, may be postponed by an equal number of days. Landlord hereby represents and warrants to Tenant that (a) the heating/ventilating/air conditioning system servicing the Premises is in good operating condition, and (b) to the best of Landlord's knowledge, there is no asbestos in the ceiling or floor tiles or any other areas within the Premises or in adjacent common areas. Landlord shall be solely responsible for any repairs or replacements necessary if the foregoing representations are not, in fact, true. Such repairs or replacements shall be Tenant's sole remedy at law or in equity for any breach of the foregoing representations, except for Landlord's bad faith or willful misrepresentation.

     C. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

IV.  Rent.

     A. PAYMENTS. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction except as may be expressly set forth in this Lease, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base
          Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law.

          Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Tax Excess (defined in Section IV.B.) or Expense Excess (defined in Section IV.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Except as may be expressly otherwise set forth in this Lease, Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     B. EXPENSE EXCESS AND TAX EXCESS. Tenant shall pay the sum ("Expense Excess") of: (i) Tenant's Pro Rata Building Share of the amount, if any, by which Building Expenses (defined in Section IV.C.) for each calendar year during the Term exceed Building Expenses for the Building Base Year, plus (ii) Tenant's pro Rata property Share of the amount, if any, by which Common Area Expenses (defined in Section IV.C.) for each calendar year during the Term exceed Expenses for the Common Area Base Year; and also the amount ("Tax Excess"), if any, equal to Tenant's Pro Rata Property Share of the amount, if any, by which Taxes (defined in Section IV.D.) for each Fiscal Year during the Term exceed Taxes for the Tax Base Year. If Building Expenses in any calendar year decrease below the amount of Building Expenses for the Building Base Year, Tenant's Pro Rata Building Share of Building Expenses for that calendar year shall be $0; if Common Area Expenses in any calendar year decrease below the amount of Common Area Expenses for the Common Area Base Year, Tenant's Pro Rata Property Share of Common Area Expenses for that calendar year shall be $0; if Tenant's Property Share of Taxes in any Fiscal year decrease below the amount of Taxes for the Tax Base Year, Tenant's Pro Rata Property Share of Taxes for that Fiscal year shall be $0. Landlord shall provide Tenant with a good faith written estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Landlord's estimate of the Expense Excess and one-twelfth of Landlord's estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or of the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent. Notwithstanding the fact that Tax Excess is calculated on a Fiscal Year basis, Landlord shall be entitled to bill Tenant for such amounts following the end of each calendar year at the same time that Tenant will be billed for Expense Excess. For example, during the calendar year 2001, Tenant, on a monthly basis as provided below, shall pay Landlord an amount equal to one-twelfth (1/12) of the estimated amount by which Tenant's Pro Rata Property Share of Taxes for the Fiscal Year 2002 (7/1/01 - 6/30/02) will exceed Taxes for the Tax Base Year. Following the date on which Landlord receives the quarterly tax bill with respect to the actual amount of Taxes for Fiscal Year 2002, Landlord, as provided below, shall provide Tenant with a reconciliation of Tenant's actual amount of Tax Excess in respect of Fiscal Year 2002. Such reconciliation statement may be sent by Landlord separately or together with Landlord's reconciliation of Expense Excess for calendar year 2001. In no event shall Tenant be required to pay any amount of Expense Excess that is shown on a bill first submitted by Landlord to Tenant more than three (3) years after the end of the calendar year in which such cost was incurred by Landlord.

     C. EXPENSES DEFINED. "Expenses" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Buildings and the Property and the Complex, including, but not limited to:

          1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

          2. Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience. In addition, any increase in management fees above the management fees included in Expenses in the Base Year shall not exceed those arms-length fees commonly charged for the management of comparable buildings offering comparable services in the Boston financial district.

          3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

          4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

          5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property and Complex; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord, where "savings" shall have the meaning set forth in Article X.A hereof. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs;
               (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

          6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property and Complex which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property and Complex; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: a) such annual amortized costs; and b) the projected annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Lease Term (based on the total cost savings for such period, as reasonably estimated by Landlord).

          If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties.

          Tenant acknowledges that Expenses ("Common Area Expenses") relating to the Common Areas are allocated among all of the office tenants of the Property, and that Expenses ("Building Expenses") for each Building are allocated among the office tenants of such Building. Expenses shall be allocated among Common Area Expenses and Building Expenses for each Building in such manner as Landlord shall reasonably determined.

          Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Buildings, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Buildings; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; or any of the items designated as Excluded Costs on Exhibit F attached hereto. If either Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of either Building at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if such Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of such Building during that calendar year. If Expense Excess for a calendar year is determined as provided in the prior sentence, Building Expenses for the Building Base Year and, if applicable, Common Area Expenses for the Common Area Base Year shall also be determined as if such Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of such Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building in question.

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

     D. TAXES DEFINED. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Buildings and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. The parties acknowledge that, as of the Execution Date of this Lease, the Property is assessed as a single tax parcel by the City of Cambridge, even though there are two (2) Buildings located on the Property. Without limitation, Taxes shall not include (i) any income, capital levy, franchise, capital stock, gift, estate or inheritance tax, or (ii) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes. If an assessment is payable in installments, Taxes for the year shall include only the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change or abatement in Taxes is obtained for any year of the Term during which Tenant paid any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, against the payment of Additional Rent based on the adjustment. Likewise, if a change or abatement is obtained for Taxes for the Tax Base Year, Taxes for the Tax Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of any such increase in Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

     E. AUDIT RIGHTS. Tenant may, within 90 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. In addition, if Landlord and Tenant determine that Expenses for the Building were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in performing such review by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.   Compliance with Laws; Use.

     The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord agrees not to enforce such rules and regulations in a manner that unreasonably discriminates against Tenant, recognizing that differing circumstances may justify different treatment.

     Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act with respect to the Premises and the Common Areas of the Building, provided that Landlord's obligation with respect to the Premises shall be limited to violations that arise out of the Landlord Work and/or the condition of the Premises prior to the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III which (i) arise out of the specific nature of Tenant's business in the Premises (other than general office use), (ii) arise out of the acts or omission of Tenant, its agents, employees and contractors, (iii) arise out of Tenant's arrangement of any furniture, equipment or other property in the Premises, or any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work) and (iv) arise out of any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA.

VI.  Security Deposit.

     A. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of any Tax Excess and Expense Excess for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment and acceptance of the Security Deposit by such transferee, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

     B. The Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $1,112,038.56; (b) be in form and substance satisfactory to Landlord; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; (e) expressly allow Landlord to draw upon it: (i) in the event that the Tenant is in default under the Lease by delivering to the issuer of the Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease; or
          (ii) if Tenant, within sixty (60) days prior to expiration of the Letter of Credit then held by Landlord, fails to provide Landlord with a replacement Letter of Credit meeting the requirements herein; (f) expressly state that it will be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord;
          (g) expressly permit multiple or partial draws up to the stated amount of the Letter of Credit; (h) expressly provide that it is transferable to any successor of Landlord; and (i) expire no earlier than sixty
          (60) days after the Termination Date of this Lease. Notwithstanding the foregoing, Landlord hereby approves BankBoston or Fleet Bank as the issuer of the Letter of Credit and the form of Letter of Credit attached hereto as EXHIBIT G. If Landlord intends to assign Landlord's interest in the Lease, Tenant shall, upon notice from Landlord, deliver to Landlord an amendment to the Letter of Credit naming Landlord's assignee as the beneficiary thereof. If Tenant fails to deliver such amendment within ten (10) business days after notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof as a Security Deposit in accordance with this Section VI.

     C. Notwithstanding anything herein to the contrary, provided (i) Tenant is not in default under this Lease as of the effective date of any reduction of the Security Deposit, and (ii) Tenant's so-called "current ratio" of assets to liabilities is at least 2.0:1 as of the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit (or the amount of the Letter of Credit, if applicable) to be as follows: (i) $741,359.04 effective as of January 1, 2002; (ii) $617,799.20 effective as of January 1, 2003; (iii) $494,239.36 effective as of January 1, 2004; (iv) $370,679.52 effective as of January 1, 2005 ;and
          (v) $247,119.68 effective as of January 1, 2006. Such reduction (x) in the case of a Letter of Credit, shall be accomplished by having Tenant provide Landlord with a substitute Letter of Credit in the reduced amount, and otherwise meeting all of the conditions set forth above, and (y) in the case of a cash Security Deposit, shall be accomplished as follows: Tenant shall have the right to provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the "Reduction Notice"). If Tenant provides Landlord with a Reduction Notice, Landlord shall refund the applicable portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of (i) Landlord's receipt of the Reduction Notice, or (ii) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

VII. Services to be Furnished by Landlord.

     A. Landlord agrees to furnish Tenant with the following services, which services shall be in quantity and quality consistent with services provided in comparable first class office buildings in the Cambridge/Boston area: (1) Water service for use in the lavatories on each floor on which the Premises are located; (2) Heat, ventilation and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time; (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services;
          (5) Elevator service (which shall be available at all times, except in case of emergency, but may be on a limited basis outside of Normal Business Hours); (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in
          Article X; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

     B. Landlord shall make available to Tenant for its non-exclusive use telecommunication riser access at a riser terminating at the telecommunications closets located on each floor of the Premises. The riser provided to Tenant shall provide reasonably sufficient access to allow Tenant to bring T1/T3 lines to the Premises. Tenant shall be responsible, at its sole cost and expense (including the cost of installing any required conduits) of installing such T1/T3 lines. Any installation of equipment, conduit or cabling by Tenant in such riser shall be subject to Landlord's reasonable approval.

     C. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment. In the event that the Service Failure continues for more than two hundred seventy (270) days, then Tenant shall have the right to elect to terminate this Lease within ten (10) days after the expiration of said two hundred seventy (270) day period without penalty, by delivering written notice to Landlord of its election thereof; provided, however, if Landlord is diligently pursuing the repair or restoration of the service, Tenant shall not be entitled to terminate the Lease but rather Tenant's sole remedy shall be to abate Rent. The abatement of Rent and the termination right provided for in this Article VII shall be Tenant's sole remedies in the event of a Service Failure.

VIII. Leasehold Improvements.

     All Tenant's furniture, fixtures and equipment shall remain the property of Tenant and Tenant may remove the same at any time on or before the Termination Date. All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required

Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing (a "Removables Notice") as to which portions of the Alteration, if any, will be considered to be Required Removables. With respect to any Alteration that is the subject of a Removables Notice, Tenant shall only be required to remove those portions, if any, of the Alteration at the end of the Term that Landlord has indicated in the Removables Notice will be considered a Required Removable.

IX.  Repairs and Alterations.

     A. TENANT'S REPAIR OBLIGATIONS. In addition to Tenant's repair obligations pursuant to Article V hereof, Tenant shall, at its sole cost and expense, promptly perform all maintenance and non-structural repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty or condemnation excepted. Tenant's repair obligations include, without limitation, non-structural repairs to the following located within or exclusively serving the Premises: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the repairs.

     B. LANDLORD'S REPAIR OBLIGATIONS. Subject to Tenant's repair obligations as set forth in Article V and in Section A. above, Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building and the Premises; (2) mechanical (including HVAC), electrical, plumbing and other utilities and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; (6) elevators serving the Building;
          (7) exterior landscaping and grounds maintenance (including removal of snow and ice) and (8) if applicable, parking areas, driveways and walkways (collectively "Landlord Repairs"). Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

          Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any Landlord Repairs. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord performing, or failing to perform, any Landlord Repairs. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of Landlord's performing, or failing to perform, any Landlord Repairs, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of such untenantability and ending on the day the untenantability ceases. If the entire Premises has not been rendered untenantable by the Landlord performing, or failing to perform, any Landlord Repairs, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

     C. ALTERATIONS. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.   Use of Electrical Services by Tenant.

     A. Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges.

          Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord. For purposes hereof, "savings" shall mean the savings for a current year over the amount payable by Tenant for similar services during the previous year in the Lease term. By way of example, if the cost of electricity to the Premises during the second year of the term hereof is equal to $1.00 per unit consumed, and Landlord thereafter negotiates a contract for the provision of electricity to the Premises at a cost of $0.70 per unit during the third year, then Landlord may charge Tenant a fee during the third year which shall not exceed $0.15 per unit.

     B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may reasonably refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises, at Landlord's expense, and to measure electrical usage by survey or other commonly accepted methods.

XI.  Entry by Landlord.

     Landlord, its agents, contractors and representatives may enter the Premises at reasonable times to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours, and will use reasonable efforts to minimize any disruption to the Tenant's business in the Premises caused by such work. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Except in case of emergency, Tenant shall be entitled to have a representative of Tenant accompany Landlord during any entry of the Premises made pursuant to this Article XI, but the foregoing shall not be construed to require any longer advance notice or other accommodations by Landlord beyond what is specifically required by this Article XI.

XII. Assignment and Subletting.

     A. Except in connection with a Permitted Transfer or a Transfer to a Related Corporation (both defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

     B. As part of its request for Landlord's consent to a Transfer (excluding any Permitted Transfer or any Transfer to a Related Corportion), Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 15 days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $2,000.00 ($750.00 if Tenant and the proposed transferee utilize Landlord's form of consent agreement without negotiation) for Landlord's review of any requested Transfer, except that no review fee shall be due for a Permitted Transfer or a Transfer to a Related Corporation.

     C. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer or a Transfer to a Related Corporation, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange or quotation system (including without limitation the NYSE, AMEX, NASDAQ National Market and NASDAQ Stock Market), or if at least 51% of its voting stock is owned by another entity, the voting stock of which is so listed.

     E. Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase (of either all or substantially all of Tenant's stock or assets), merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the Permitted Use does not allow the Premises to be used for retail purposes; and (5) Tenant shall give Landlord written notice (subject to any legal restrictions as to the timing of such notice) prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

               Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet all or part of the Premises to a wholly owned corporation, partnership or other legal entity or to any affiliate, subsidiary or parent of Tenant (hereinafter, collectively, referred to as "Transfer to a Related Corporation") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iii) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Transfer to a Related Corporation. As used herein: (a) `parent' shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean a entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) `affiliate' shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, the sale (individually or in the aggregate) of a majority of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange or quotation system (including without limitation the NYSE, AMEX, NASDAQ National Market and NASDAQ Stock Market), or if at least 51% of its voting stock is owned by another entity, the voting stock of which is so listed

               In connection with Landlord's review of any non-public documents and information furnished by Tenant in connection with a proposed transaction with a Related Corporation, Landlord agrees to hold such information in confidence and not to disclose such information to third parties, other than its attorneys, accountants, prospective purchasers of the Building, partners in the Landlord entity and current or prospective mortgagees or the attorneys of any of them, or as required by law. Landlord further agrees to inform any such attorneys, accountants, prospective purchasers of the Building, partners in the Landlord entity and current or prospective mortgagees or the attorneys of any of them that such information is confidential.

     F. Tenant shall be permitted to permit occupancy of part or all of the Premises by an entity which could be the subject of a Permitted Transfer or a Transfer to a Related Corporation, as defined above, without actually entering into a sublease or assignment with such entity, provided that visually, the Premises shall always appear to be leased to, and occupied by, a single tenant.

XIII. Liens.

     Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without

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

limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV. Indemnity and Waiver of Claims.

     A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

     B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

     C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) to the extent that such loss or damage is due to the negligence of Landlord, the Landlord Related Parties, or any of Landlord's contractors. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV.  Insurance.

     Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All

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

Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

XVI. Subrogation.

     Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII. Casualty Damage.

     A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable or inaccessible and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 18 months of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of at least 50% of the other tenants in the Building. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

     B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and restore the Premises, using standard working methods, to substantially the condition of the Premises prior to the damage (or to such other condition as Tenant may proscribe which is reasonably acceptable to Landlord, but in no event less than restoring building standard installations) ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date of such casualty, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, as hereinafter defined, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.

     C. In addition to Landlord's rights to terminate as provided herein, Tenant shall have the right to terminate this Lease if all of the following conditions occur: (1) a substantial portion of the Premises or the access thereto has been damaged by fire or other casualty and such damage cannot reasonably be repaired within sixty (60) days after the date of such fire or other casualty; and (2) there is less than one (1) year of the Lease Term remaining on the date of such casualty; and (3) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (4) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the fire or other casualty.

XVIII. Condemnation.

     Either party may terminate this Lease if the whole or any material part of the Premises or access thereto shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX. Events of Default.

     Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

     A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 days after written notice to Tenant ("Monetary Default").

     B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

     C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     D.   The leasehold estate is taken by process or operation of Law.

     E In the case of any ground floor or retail Tenant, Tenant does not take possession of, or abandons or vacates all or any portion of the Premises.

     F. Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord relating to the Building which is the subject of this Lease or any portion thereof, including, without limitation, any lease or agreement for parking.

XX.  Remedies.

     A. Upon any default, Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

          1. Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

          2. Terminate Tenant's right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

          3. In lieu of calculating damages under Sections XX.A.1 or XX.A.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

     B. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 3%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

XXI. Limitation of Liability.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII. No Waiver.

     Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. Quiet Enjoyment.

     Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV. Intentionally Omitted.

XXV. Holding Over.

     Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI. Subordination to Mortgages; Estoppel Certificate.

     Landlord hereby represents that there are currently no mortgages on the Premises, the Building, or the Property. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest.

     Notwithstanding the foregoing, with respect to any future mortgages upon the Building or the Property, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current mortgagee on such mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

     Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the

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dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

XXVII. Attorneys' Fees.

     If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses.

XXVIII. Notice.

     If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX. Excepted Rights.

     This Lease does not grant any rights to light or air over or about the Building. Except as may be specifically set forth in this Lease, Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services,
(4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX. Surrender of Premises.

     At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by casualty or condemnation excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 7 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for

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

the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI. Miscellaneous.

     A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

     B. Simultaneously with the execution of this Lease, Landlord and Tenant shall execute a recordable notice of lease in a form reasonably approved by Landlord and, upon termination for whatever reason, a like notice of termination of lease; and Tenant irrevocably appoints Landlord as its attorney-in-fact, with full power or substitution, to execute, acknowledge and deliver a notice of termination of lease in Tenant's name, place and stead if Tenant fails so to do with five (5) days of any request.

     C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

     D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

     E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

     F. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

     G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one such person or entity shall be deemed to have been given or made by, with and to all of them.

     H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

     I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

     J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

     K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

XXXII. Entire Agreement.

     This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter Agreement, if required), Exhibit E (Additional Provisions, if required), Exhibit F (Excluded Expenses), Exhibit G (Form of Letter of Credit) and Exhibit H (Antenna Agreement).

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

     Landlord and Tenant have executed this Lease as of the day and year first above written.

                        LANDLORD:
                        EOP-RIVERVIEW/245 FIRST
                        STREET, L.L.C., a Delaware
                        limited liability company company

                        By:  EOP Operating Limited Partnership,
                             a Delaware limited partnership, its
                             sole member

                             By:   Equity Office Properties Trust,
                                   a Maryland real estate investment
                                   trust, its managing general partner

                                   By: /s/ Thomas Bakke
                                       -----------------------------------------
                                            Vice President
                                            Hereunto Duly Authorized


                        Date Signed: June 19, 2000

                        TENANT:
                        ENGAGE TECHNOLOGIES, INC., a
                        Delaware corporation

                        By: /s/ Michael Baker
                            --------------------------------------
                        Name:Michael Baker

                        Title: V.P. and General Counsel

                        Date Signed:June 19, 2000


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